B Y - L A W S

                                       OF

                          HORIZON ENERGY HOLDINGS, INC.


                                    ARTICLE I
                                    ---------
                                     OFFICES
                                     -------

         Section 1. Principal  Office.  The principal office of this Corporation
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shall be in the City of Buffalo, State of New York.

         Section 2. Other Offices.  The  Corporation may have such other offices
         ---------  -------------
and places of business, within or without the State of New York, as may be determined by the Directors.


                                   ARTICLE II
                                   ----------

                            Meetings of Shareholders
                            ------------------------


         Section 1. Annual Meeting. The annual meeting of the shareholders shall
         ---------  --------------
be held each year at a time and place to be designated by the President of the Corporation.

         Section 2. Special  Meetings.  Special  Meetings of shareholders may be
         ---------  -----------------
called at any time by a majority of the Directors, the President of the Corporation or the holders of not less than 25 percent of all of the shares entitled to vote at a meeting.

         Section 3. Notice. The Secretary shall give written notice,  personally
         ---------  ------
or by mail, to all shareholders of record of the holding of any regular or special meeting of shareholders. Notice shall be given personally or by first class mail not fewer than ten nor more than fifty days prior to the date of the meeting or by third-class mail not fewer than twenty-four nor more than fifty days prior to the date of the meeting. No notice shall be required in the case of any shareholder who waives the same in writing or attends the meeting without protesting prior to its conclusion the lack of notice. Notice of a special meeting shall state the purpose for which the meeting is called.

         Section  4.  Quorum  and Vote.  The  presence  in person or by proxy of
         ----------   ----------------
holders of the majority of outstanding stock entitled to vote shall be necessary to constitute a quorum. The affirmative vote of a majority of the votes cast at a meeting shall be the act of the shareholders, provided that a quorum is present at such meeting and that the vote of a greater or lesser number of shares is not required by law or by the certificate of incorporation.

         Section 5. Adjourned Meetings. In case a quorum shall not be present at
         ---------  ------------------
any duly called meeting, the majority of those present may adjourn the meeting from time to time not exceeding thirty days at any one time until a quorum shall be present and the business of the meeting accomplished; and of such adjourned meeting, no notice need be given except as required by law.

         Section 6. Written Consent of Shareholders.  Whenever  shareholders are
         ---------  -------------------------------
required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.


                                   ARTICLE III
                                   -----------

                                    Directors
                                    ---------


         Section 1. Number.  The number of Directors of the Corporation shall be
         ---------  ------
one (1), who shall hold office for one year and/or until his or her successors are elected and qualify. The number of Directors may be increased or decreased from time to time by amendment to these By-Laws made by a majority of the Board of Directors or by the shareholders.

         Section  2.  Powers.  The Board of  Directors  may adopt such rules and
         ----------   ------
regulations for the conduct of business of its meetings, the exercise of its powers and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

         In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

         Section  3.  Election.  The  Directors  shall be chosen  at the  annual
         ----------   --------
shareholders' meeting by a plurality of the votes cast, and each of such Directors shall serve until the next annual meeting of shareholders and until such Director's successor has been elected and qualified. Any vacancy occurring in the Board of Directors by reason of death, resignation, removal (with or without cause) or disqualification of a Director or increase in the number of Directors, or for any other reason, shall be filled by a majority of the Directors remaining; and such Director shall serve until the next annual meeting of shareholders and until such Director's successor is elected. A Director need not be a shareholder. The Directors may elect from their number a Chairman.

         Section 4. Quorum. A majority of the entire Board of Directors shall be
         ---------  ------
necessary to constitute a quorum unless the number of Directors in office is less than a quorum, in which event any newly created directorship and any vacancy may be filled by the affirmative vote of one of the Directors then in office.

         Section 5.  Meetings.  Meetings of the Board of Directors  will be held
         ---------   --------
upon the call of and at such times and places as are designated by the President or the Secretary; and such call shall be issued whenever requested in writing by any two Directors. Meetings may be held outside the State of New York. Notice of each meeting shall be by telegram or by any written communication, but no notice shall be required in the case of any Director who waives the same or attends the meeting. If such notice is served personally or by telegram, it must be so served not less than two days prior to the meeting; and, if mailed, it must be mailed not less than five days prior to the meeting.

         Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section  6.  Written  Consent of  Directors.  Any  action  required  or
         ----------   ------------------------------
permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of the committee consent in writing to the adoption of the resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceeding of the Board or committee.

         Section 7.  Removal of  Directors.  Any Director may be removed with or
         ---------   ---------------------
without cause at any time by the vote of shareholders holding a majority of shares entitled to vote thereon at a meeting of shareholders.

         Section  8.  Committees  of the  Board.  The  Board  of  Directors,  by
         ----------   -------------------------
resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more Directors and each of which, to the extent provided in such resolution and not prohibited by law, shall have the authority of the Board. Each such committee shall serve at the pleasure of the Board. The necessary notice of meetings of each such committee, and procedure thereat, shall be in accordance with the resolution appointing the same or, if not so provided, as determined by each such committee itself.

         Section 9.  Compensation.  Directors,  as such,  shall not  receive any
         ---------   ------------
stated salary for their services, but by resolution of the Board of Directors a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or of any committee of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV
                                   ----------

                              Procedure at Meetings
                              ---------------------


         The order of business and all other matters of procedure at any meeting of shareholders or Directors, unless determined at the meeting itself by majority vote, shall be determined by the person presiding, who shall be the President or, in his absence, such other officer or Director as shall be chosen by a majority vote at such meeting.


                                    ARTICLE V
                                    ---------

                                    Officers
                                    --------


         Section 1. Election.  The  Corporation  shall have such officers as the
         ---------  --------
Board of Directors may elect, which may include a President, Vice President(s), Secretary, Treasurer, and such other officers as the Board of Directors shall deem appropriate. Such officers shall serve at the pleasure of the Directors and shall receive compensation to be determined by the Board.

         Section  2.  President.  The  President  shall be the  chief  executive
         ----------   ---------
officer of the Corporation. The President shall have supervision and control of the management of the business of the Corporation, shall have authority to fix compensation of all employees of the Corporation other than the officers, shall be generally in charge of all the affairs of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

         Section 3. Vice President. The Vice President or, if more than one, the
         ---------  --------------
Vice Presidents in the order determined by the Board, in the absence or incapacity of the President, shall perform the duties of that officer; and shall perform such duties as the Board and the President may from time to time prescribe.

         Section 4.  Secretary.  The Secretary shall have custody of the minutes
         ---------   ---------
of the Corporation, have charge of the certificate book and shall perform the other duties customarily performed by the Secretary of a corporation.

         Section 5.  Treasurer.  The  Treasurer  shall  maintain  the  financial
         ---------   ---------
records of the Corporation and perform the other duties customarily performed by the Treasurer of a corporation.


                                   ARTICLE VI
                                   ----------

                    Indemnification of Directors and Officers
                    -----------------------------------------


         Section 1.  Indemnification.  The  Corporation  shall  indemnify to the
         ---------   ---------------
broadest and maximum extent permitted by the New York Business Corporation Law, as the same exists on the date of the adoption of this Article or to the greater extent permitted by any amendment of that Law (the intent being to provide the greatest of those indemnification rights permitted by that Law at any time from the time of the act or omission through the final disposition of the action) any person ("Indemnitee") made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving such other enterprise at the request of the Corporation; provided, however, that the Corporation shall provide indemnification in connection with any such action or proceeding initiated by an Indemnitee only if such action or proceeding was authorized by the Board of Directors.

         Section 2. Advances.  Expenses  incurred by any Indemnitee in defending
         ---------  --------
an action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of an Indemnitee to repay the expenses so advanced by the Corporation to the extent they exceed the indemnification to which the Indemnitee is entitled. Unless otherwise required by law, such Indemnitee shall not be required as a condition of obtaining advancement of expenses hereunder to show that the Indemnitee has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

         Section 3. Inurement.  The rights of indemnification and advancement of
         ---------  ---------
expenses provided for in this Article shall inure to the benefit of the Indemnitee's legal representatives, heirs and distributees.

         Section 4. Insurance. The Board of Directors of the Corporation may, in
         ---------  ---------
its discretion, authorize the Corporation to purchase and maintain insurance to indemnify itself for any obligation which it incurs as a result of the indemnification of any Indemnitee or to indemnify any Indemnitee to the fullest extent permitted by law.

         Section 5.  Interpretation.  To the extent  permitted under  applicable
         ---------   --------------
law, the rights of indemnification and advancement of expenses provided in this Article (a) shall be available with respect to events occurring prior to the adoption of this Article, (b) shall continue to exist after any rescission or restrictive amendment of this Article with respect to events occurring prior to such rescission or amendment, (c) shall be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding or, at the sole discretion of the Indemnitee (or, if applicable, at the sole discretion of the heirs, distributees or legal representatives of such Indemnitee seeking such rights), on the basis of applicable law in effect at the time such rights are claimed and (d) shall be in the nature of contract rights that may be enforced in any court of competent jurisdiction as if the Corporation and the Indemnitee were parties to a separate written agreement.

         Section 6. Other Rights. The rights of indemnification  and advancement
         ---------  ------------
of expenses provided in this Article shall not be deemed exclusive of any other rights to which any Indemnitee or other person may now or hereafter be otherwise entitled, whether contained in the Certificate of Incorporation, these By-Laws, a resolution of the Board of Directors or an agreement providing for such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and advancement of expenses provided in this Article shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any Indemnitee or other person in any action or proceeding to have assessed or allowed in his or her favor, against the Corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

         Section  7.  Notice to  Shareholders.  If any  action  with  respect to
         ----------   -----------------------
indemnification of Directors and officers is taken by way of payment of indemnification, amendment of these By-Laws, resolution of Directors or by agreement, then the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of Directors a statement specifying the action taken.

         Section 8.  Severability.  If this  Article or any part hereof shall be
         ---------   ------------
held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article shall remain fully enforceable.

                                   ARTICLE VII
                                   -----------

                             Certificates for Shares
                             -----------------------


         Section 1. General  Requirements.  Certificates  representing shares or
         ---------  ---------------------
fractions of a share of the Corporation shall be bound in a book, shall be numbered and issued in consecutive order, shall be signed by the Chairman of the Board of Directors, President or Vice President and the Secretary or Treasurer, under the Corporation's seal; and in the stub of each certificate shall be entered the name of the person owning the shares represented thereby, the number of such shares and the date of issue. All certificates exchanged or returned to the Corporation shall be marked cancelled, with the date of cancellation, by the Secretary, and shall be immediately attached to the stubs in the certificate books from which they were detached when issued.

         Section 2.  Transfer.  Transfer  of shares  shall be made only upon the
         ---------   --------
books of the Corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer on the record of shareholders of the Corporation.

         Section 3. Lost  Certificates.  The Board of Directors may direct a new
         ---------  ------------------
share certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed or wrongfully taken. As a condition of authorizing such issue of a new certificate, the Board of Directors may, in its discretion, require the owner of such lost, destroyed or wrongfully taken certificate, or the owner's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or wrongfully taken.

         Section  4.  Record  Date.   In  lieu  of  closing  the  books  of  the
         ----------   ------------
Corporation, the Board of Directors may fix in advance a date, not exceeding fifty days nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

                                  ARTICLE VIII
                                  ------------
                                  MISCELLANEOUS
                                  -------------

         Section 1.  Dividends.  Subject  to the  applicable  provisions  of the
         ---------   ---------
Certificate of Incorporation, the Board of Directors may declare dividends from time to time upon the capital stock of the Corporation from the surplus or net profits available therefor.

         Section 2. Fiscal Year. The fiscal year of the Corporation  shall begin
         ---------  -----------
on the 1st day of October in each calendar year and end on the 30th day of September of the next succeeding calendar year.

         Section 3. Checks, Notes, etc. Checks, notes, drafts, bills of exchange
         ---------  ------------------
and orders for payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

         The funds of the Corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the Board of Directors.

         Section 4. Notice and Waiver of Notice. Any notice required to be given
         ---------  ---------------------------
under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable, facsimile transmission or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

           Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, at such address as appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such deposit.

                                   ARTICLE IX
                                   ----------
                                   Amendments
                                   ----------

                    These By-Laws and any hereafter adopted may be added to, amended, altered or repealed by a majority of the votes cast at a duly held meeting of shareholders by the holders of shares entitled to vote thereto. Subject to any restrictions imposed by shareholders, these By-Laws and any hereafter adopted may be added to, amended, altered or repealed by a vote of the majority of the Directors present at any duly held meeting.